January 28, 2015

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
The American
Depositary Receipt of
Johnston Press PLC
 File No. 333180966



Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary, for securities
against which American
Depositary Receipts are to be
issued, we attach a copy of the
new prospectus Prospectus
reflecting the change in ratio
from 1 ADS  200 Shares to 1
ADS  5 Shares.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and
to the file number of the
registration statement to
which the Prospectus relates.

Pursuant to Section III B of
the General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR
certificate for Johnston Press
PLC.

The Prospectus has been
revised to reflect the new ratio

One 1 American Depositary
Share represents Five 5
Shares


Please contact me with any
questions or comments at 212
8152122.


Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR Division

Encl.

CC Paul Dudek, Esq. Office
of International Corporate
Finance






Depositary Receipts
101 Barclay Street, 22nd Floor West,
New York 10286